                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             [Amendment No. _____]


Filed by Registrant [X]

Filed by a Party other than Registrant [_]

Check the Appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       Personal Computer Products, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fees (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

    1) Title of each class of securities to which transaction applies:
       _________________________________________________________________________
    2) Aggregate number of securities to which transaction applies:
       _________________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       _________________________________________________________________________
    4) Proposed maximum aggregate value of transaction:
       _________________________________________________________________________
    5) Total fee paid:
       _________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:___________________________________________________
   2) Form Schedule or Registration Statement No.:______________________________
   3) Filing Party:_____________________________________________________________
   4) Date Filed:_______________________________________________________________

[Logo of PCPI]

Dear Stockholder:

The purpose of this letter is to emphasize the importance to you as a Personal Computer Products, Inc., Stockholder of the successful passage of the measure detailed in the attached information statement (the "Proposal").

Pursuant to Nasdaq's bylaws companies listed on The Nasdaq SmallCap Market are required to maintain at least $1,000,000 of capital and surplus and a closing
                                                                ---
inside bid price - greater than or equal to $1.00 per share. As an alternative, if the bid price is less than $1.00, the Company may remain listed if it maintains capital and surplus of at least $2,000,000 and a market value of public float of at least $1,000,000.

The Company has been informed by Nasdaq that it is not in compliance with the above minimum bid requirement and if not resolved the Company's stock maybe delisted from The Nasdaq SmallCap Market.

The Company must obtain immediate long-term and short-term financing in order to survive and meet corporate objectives, which include Stockholder value and liquidity. Not being listed on an exchange makes the task of obtaining such financings more difficult. The Company believes that the best alternative at the present time is to effect a 1-for-7 reverse stock split. Timely Stockholder approval of this 1-for-7 reverse stock split offers the Company's best short term possible solution to satisfy the aforementioned Nasdaq listing requirements.

Your Board of Directors has evaluated several other alternatives and has concluded the proposed course of action to be the in the best interests of the Company and its Stockholders and recommends a VOTE FOR the Proposal.

To avoid the cost and inconvenience to all stockholders associated with a special stockholders meeting and to attempt to resolve this matter prior to the next annual meeting of stockholders, PCPI is seeking adoption of the proposal through the written consent of the stockholders, in accordance with Delaware corporate law. The Proposal is very important to the Company and its Stockholders and the vote of a majority of the outstanding shares of Common Stock by written consent is necessary to constitute a quorum for the Proposal. Your vote is very important to the future of the Company. Failure of the Proposal could result in the Company being unable to complete the above-referenced financings which will have a material adverse effect on the Company and could result in the inability of the Company to continue as a going concern.

Please review the enclosed information statement carefully, complete and sign the enclosed card to indicate whether you approve or disapprove of the proposed corporate action. YOUR RESPONSE SHOULD BE RECEIVED NO LATER THAN THE SEPTEMBER 21, 1995 DEADLINE DESCRIBED IN THE INFORMATION STATEMENT IN ORDER FOR YOUR VOTE TO BE CONSIDERED; MOREOVER, WE REQUEST THAT YOU RESPOND PROMPTLY SO THAT WE MAY RESOLVE THIS MATTER AT THE EARLIEST POSSIBLE DATE.

If you have any questions, please contact Ralph Barry at 619-485-8411, extension 251.

Thank you for the confidence you have shown in us.

Sincerely,


Edward W. Savarese
Chairman, President and Chief Executive Officer

                                [LOGO OF PCPI]
                        Personal Computer Products, Inc.
                           10865 Rancho Bernardo Road
                              San Diego, CA 92127
                                 (619) 485-8411

                             INFORMATION STATEMENT

                                  INTRODUCTION

GENERAL INFORMATION FOR STOCKHOLDERS

This information statement is furnished in connection with the request by the Board of Directors of Personal Computer Products, Inc., a Delaware corporation ("PCPI" or the "Company"), for approval by written consent of the holders of the Company's Common Stock of a proposal to amend PCPI's Certificate of Incorporation. This information statement is being first sent to stockholders on or about August 22, 1995.

Stockholders may state their approval or disapproval of this proposal by so indicating on the accompanying consent form, and returning the consent form in the enclosed self addressed, postage paid envelope so that the consent form is received on or before September 21, 1995. Only the consent forms received on or before September 21, 1995 will be used by PCPI to determine whether the proposed actions have received sufficient stockholder approval for adoption. (However, the Board of Directors has reserved the authority in its sole discretion to extend the deadline for receipt of consent forms from September 21, 1995 to any date as allowed under Delaware Law. PCPI will, if and when sufficient stockholder written consents have been obtained to approve the proposed amendment, file a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State; provided, the Certificate of Amendment will in no event be filed before August 22, 1995.

The cost of this request for approval by written consent will be borne by PCPI. In addition to solicitation by mail, certain directors, officers and regular employees of PCPI, without receiving any additional compensation, may solicit written consent personally or by telephone or telegram. PCPI will reimburse brokers and other holding stock in their names, or in the names of nominees, for forwarding written consent material to their principals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE CARD ENCLOSED FOR THAT PURPOSE, AND TO RETURN THAT CARD TO US.

                                   ITEM NO. 1


                AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO

                        AUTHORIZE A REVERSE STOCK SPLIT

The proposal is to amend the Articles of Incorporation to effect a 1 for 7 reverse stock split of the Company's Common Stock.

The Proposal would add a paragraph to Section 1 Article FOURTH of the Articles, providing that upon the filing of the Restated Articles, each 7 issued and outstanding shares of Common Stock will be automatically converted into one new share of Common Stock, par value $0.035 (the "New Common Stock"). The number of authorized shares of the Common Stock will be unaffected by this proposed amendment. The par value designation of the Common Stock will be changed from $0.005 per share to $0.035 per share. The rights and privileges of the holders of Common Stock will be substantially unaffected by this proposed amendment, and each Stockholder's percentage ownership interest in the Company, proportional voting power and other rights will remain unchanged by this proposed amendment.

The Company presently is authorized under the Articles to issue 50,000,000 of Common Stock, and, as of June 30, 1995, 17,428,934 shares of Common Stock were issued and outstanding. The Reverse Split would reduce the number of issued and outstanding shares of New Common Stock to approximately 2,489,848. The shares of Common Stock currently issued and outstanding, together with shares reserved for issuance pursuant to options, warrants and convertible securities, represent approximately 45.9% of the Company's authorized Common stock. The Reverse Split will not affect the Company's retained deficit, and Stockholders' equity will remain substantially unchanged.

The Company's Common Stock is presently listed and registered on The Nasdaq SmallCap Market System and the Company would take the appropriate action to list the post-reverse split New Common Stock of the Company on the Nasdaq exchange.

REASONS FOR THE REVERSE SPLIT. The Board of Directors believes that the Reverse Split is advisable and in the best interests of the Company and its Stockholders primarily for the reasons set forth below. The current estimated fair market value of the Common Stock before giving effect to the Reverse Split is $0.44 per share. The Reverse Split is intended to establish the market price of the new Common Stock in a more traditional range for companies of equivalent size (an estimated $2.18 per share on a post-Reverse Split basis). The Board of Directors believe that a higher per share market price would make the New Common Stock more attractive to a broader range of investors and may encourage greater interest in the New Common Stock by securities analysts. In addition, a minimum price of $1.00 per share is required for continued trading on The Nasdaq SmallCap Market, and many institutional investors have guidelines which disfavor stocks that trade at relatively low prices.

THERE CAN BE NO ASSURANCE THAT THE ESTIMATED MARKET VALUE OF THE NEW COMMON STOCK AFTER THE REVERSE SPLIT WILL BE 7.0 TIMES THE MARKET VALUE BEFORE THE REVERSE SPLIT OR THAT ANY OF THE INTENDED CONSEQUENCES OF THE ACTION DESCRIBED ABOVE WILL MATERIALIZE.

IMPACT ON WARRANTS, CONVERTIBLE SECURITIES AND STOCK OPTION PLANS. As of the Record Date, the Company had a total of 5,499,460 shares of Common Stock reserved for issuance under various warrant agreements, convertible securities agreements and stock option plans. If the Proposal is adopted, the number of shares and the exercise and/or conversion price will be adjusted appropriately pursuant to the terms of such agreements and plans.

AMENDMENT TO ARTICLES. If the Proposal is approved, an amendment to the Articles of the Company will be filed with the Secretary of State of Delaware. Thereupon, without any further action on the part of the Company or the Stockholders, each 7 shares of Common Stock will be converted into 1 share of New Common Stock. If the Proposal is approved, it is expected that such filing will take place as soon after the Meeting as is practicable.

FRACTIONAL SHARES. Fractional shares will be issued to each Stockholder or applicable.

EXCHANGE OF CERTIFICATES. If the Proposal is adopted, Stockholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock and for payment in respect of fractional shares. Stockholders of record on the effective date of the Reverse Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company. Stockholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

The Board of Directors has adopted and approved the Proposal, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal.

The full text of the Proposal is as follows:

    The adoption and approval of an amendment to the Articles to add a paragraph to Section 1, Article FOURTH as follows:

       Upon the filing in the Office of the Secretary of the State of Delaware of the Amended Articles of Incorporation of the corporation whereby this
       Section 1, Article FOURTH is amended to read as set forth herein, each
       7.0 issued and outstanding shares of Common Stock of the corporation shall thereby and thereupon be combined into one (1) share of validly issued, fully paid and nonassessable share of Common Stock of the corporation. Fractional shares will be issued by reason of this amendment.

OTHER. The Reverse Split could result in some Stockholders owning "odd lots" of fewer than 100 shares of New Common Stock. The costs, including brokerage commissions, of transactions in odd lots, are generally higher than the cost of transactions in "round lots" of even multiples of 100 shares.

The Company believes that no Stockholder's interest will be completely eliminated by virtue of the Reverse Split. Except as discussed under the Proposal, no officer, director, associate or affiliate of the Company would derive any material benefit from the Reverse Split other than the benefits which would be enjoyed by any other person holding the same number of shares.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.

                              SHARES AND OWNERSHIP

VOTING SECURITIES

On August 1, 1995 (the "record date" for determination of Stockholders entitled to notice of and to vote at the Meeting), PCPI had outstanding 17,428,934 shares of Common Stock, which is the only class of stock entitled to vote at the Meeting. Each share entitles the holder thereof to one vote on all matters to be presented at the meeting.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth the number of shares of equity securities of PCPI owned beneficially (as determined in accordance with the rules adopted by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of
1934) for all persons (including any "group") known to PCPI to be the beneficial owner of more than five percent of any class of voting securities of PCPI as of June 30, 1995, except as disclosed in the Security Ownership of Management section below.

Title of Class      Name      Shares Beneficially Owned   Percent of Class
- --------------   ----------   -------------------------   ----------------
PCPI Common      Nippo Ltd.            2,117,197               12.2

Nippo Ltd., a Japanese corporation ("Nippo"), is located at 5-27-12 Sakae, Naka-ku, Nagoya, Japan 460.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number of shares of equity securities of PCPI owned beneficially (as determined in accordance with the rules adopted by the SEC under the Securities Exchange Act of 1934) as of June 30, 1995 by each director of PCPI, by each executive officer of PCPI who earned more than $100,000 during fiscal year 1995, and by all directors and executive officers as a group. In each case, such beneficial ownership includes both sole voting and sole investment power. Nippo and Dr. Savarese were, to the knowledge of PCPI, the only persons owning beneficially (as determined in accordance with such rules) more than 5% of any class of voting securities of PCPI as of such date. The business addresses of Dr. Savarese, Mr. Berg and Mr. Bonar were the same as that of the Company. Mr. Roth and Dr. Saal's business addresses are, respectively, 322 West 57th Street, Apartment 45T, New York, New York 10019, and 4500 Bohannon Drive, Menlo Park, California 94025

                                                    Shares
                                                Beneficially         Percent of
Title of Class    Name                              Owned               Class
- ---------------   -------------                 ------------         ----------
PCPI Common       Edward W. Savarese            1,171,350(a)             6.4
PCPI Common       Irwin Roth                      889,400(b)             4.9
PCPI Common       Harry J. Saal                   530,000(c)             3.0
PCPI Common       Gerry B. Berg                   485,000(d)             2.7
PCPI Common       Brian Bonar                      70,000(e)             0.4
PCPI Common       All directors and executive
                  officers as a group (7
                  persons)                      3,310,416(f)            16.8

                                                    Shares
                                                Beneficially         Percent of
Title of Class    Name                              Owned               Class
- ---------------   -------------                 ------------         ----------
LPAC Common       Edward W. Savarese              127,500(a)             4.1
LPAC Common       Irwin Roth                      126,500(b)             4.0
LPAC Common       Harry J. Saal                    76,000(c)             2.5
LPAC Common       Gerry B. Berg                   102,500(d)             3.3
LPAC Common       All directors and executive
                  officers as a group (7
                  persons)                        433,000(f)            12.6

(a) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 925,000 shares of PCPI Common Stock, and 127,500 shares of LPAC Common Stock. Also includes 30,000 shares of PCPI Common Stock owned by Dr. Savarese's children; Dr. Savarese disclaims beneficial ownership of those shares.

(b) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 608,335 shares of PCPI Common Stock, and 126,500 shares of LPAC Common Stock.

(c) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 253,700 shares of PCPI Common Stock, and 76,500 shares of LPAC Common Stock.

(d) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 272,599 shares of PCPI Common Stock, and 102,500 shares of LPAC Common Stock.

(e) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 70,000 shares of PCPI Common Stock.

(f) Includes options and/or warrants, now exercisable or exercisable within 60 days, to purchase 2,294,275 shares of PCPI Common Stock, and 433,000 shares of LPAC Common Stock. Also includes 30,000 shares of PCPI Common Stock owned by Dr. Savarese's children; Dr. Savarese disclaims beneficial ownership of those shares.

All percentages in this section were calculated on the basis of outstanding securities plus securities deemed outstanding pursuant to Instruction 3 to Item 403 of Regulation S-B, under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

APPRAISAL RIGHTS. The Company is aware of no appraisal rights in connection with the Proposal provided to dissenting Stockholders under the Company's Articles or the laws of the State of Delaware, the jurisdiction in which the Company is incorporated.

INCORPORATION BY REFERENCE. Pursuant to Note D to Schedule 14A of Information Required in Information Statement, the financial statements required by Item 13 are incorporated by reference from the Company's 10-KSB filed for the year ended June 30, 1994 and the 10-QSB for the third quarter ended March 31, 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 1993, in connection with major Stockholder Nippo, Ltd.'s acquisition of its 1,000,000 shares of PCPI Common Stock for $1,000,000, PCPI entered into an International Sales Representative Agreement with Nippo, its exclusive sales representative of laser printer controllers and laser printer controller technology with regard to laser printer manufacturers in Japan.

In July and October 1994, Nippo and one of its affiliates loaned PCPI a total of $686,000 due in one year, at interest rates ranging from 3% to 7%. In January 1995, Nippo and the affiliate converted the notes and accrued interest into 1,117,197 shares of the Company's Common Stock.

OTHER MATTERS. The Company undertakes to provide, without charge, to each person to whom a information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the information statement. All requests should be sent to PCPI at its principal executive offices, 10865 Rancho Bernardo Road, San Diego, California 92127, Attention; Ralph Barry, (619)485-8411.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Ralph R. Barry
                              Assistant Secretary

                              San Diego, California
                              August 22, 1995

                                [LOGO OF PCPI]
                        Personal Computer Products, Inc.
                           10865 Rancho Bernardo Road
                              San Diego, CA 92127
                               Tel: 619/485-8411
                               Fax: 619/487-5809